SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

JANUARY 25, 2008

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

INERGY HOLDINGS, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(a) Delaware	0-51304	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 25, 2008, Inergy Holdings, L.P. (the “Company”) further amended its credit agreement with Southwest Bank of St. Louis, which it initially entered into on August 9, 2005, and amended on April 10, 2007 (the “Term Loan”). The amendment extended the maturity of the Term Loan to January 25, 2011 and reduced the Applicable Margin (as defined in the Term Loan).

Also on January 25, 2008, the Company further amended its credit agreement with Enterprise Bank & Trust, which it initially entered into on July 22, 2005, and amended on April 10, 2007. The amendment, among other things, extended the maturity of the Credit Agreement to July 22, 2011 and reduced the Applicable Margin (as defined in the Credit Agreement).

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement dated January 25, 2008 between Inergy Holdings, L.P. and Southwest Bank of St. Louis

10.2	Second Amendment to Credit Agreement dated January 25, 2008 between Inergy Holdings, L.P., IPCH Acquisition Corp. and Enterprise Bank & Trust

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

	By:	INERGY HOLDINGS GP, LLC,
Its General Partner

Date: January 31, 2008		/s/ Laura L. Ozenberger
Laura L. Ozenberger
Sr. Vice President - General Counsel and Secretary